Exhibit (d)(4)

                                    EXHIBIT A
                                       TO
                          EXPENSE LIMITATION AGREEMENT
                                AMENDED 5/31/2007

FUND                            CLASS                        EXPENSE CAP                  TERMINATION DATE
----                            -----                        -----------                  ----------------
Ark Midcap Value Fund           Institutional                0.99%                        10/31/09

Ark Concentrated Growth Fund    Institutional                0.85%                        10/31/09

Ark Large Cap Growth Fund       Institutional                0.79%                        10/31/09

ClariVest International         Institutional                0.99%                        03/01/10
Equity Fund
ClariVest SMid Cap Growth Fund  Institutional                1.00%                        03/01/10
Smith Group Large Cap Core      Class I                      0.79%                        06/01/10
Growth Fund
Smith Group Large Cap Core      Class II                     1.04%                        06/01/10
Growth Fund